Exhibit 99.1

Harrow Health Publishes Third Quarter 2020 Letter to Stockholders

Nashville, TN – November 9, 2020 – Harrow Health, Inc. (NASDAQ: HROW) today reported results for the third quarter 2020. Please click here to review Harrow Health’s Letter to Stockholders for the third quarter 2020.

Mark L. Baum, CEO of Harrow Health, commented, “The third quarter of 2020 was the best financial quarter in the history of the Company. Our team delivered on revenues, gross margins, and nearly every other internal financial metric that we chart. Revenues in July were better than June; and each subsequent month continued to improve, resulting in a company record revenues, gross margins and adjusted EBITDA. As we move into the fourth quarter and set our sights on 2021, we are hopeful our revenue trend, which currently looks V-shaped, will quickly transition into a checkmark-shaped trend line into 2021. In addition to the outstanding performance of ImprimisRx, other Harrow businesses continued to hit new and major milestones, and we expect to see more value inflection events in the coming quarterly periods.”

Conference Call and Webcast

The company’s management team will host a question and answer conference call with analysts and an audio-only webcast today at 4:45 p.m. Eastern Standard Time / 1:45 p.m. Pacific Standard Time. To participate, please use the dial in or click on the link below:

●	U.S. callers: (844) 602-0380
●	International callers: (862) 298-0970
●	Audio-only webcast: please click here

Conference Call Replay

A dial in replay of the call will be available until December 09, 2020. The webcast replay will be available until February 09, 2021.

●	U.S. callers: (877) 481-4010, Replay ID: 38433
●	International callers: (919) 882-2331, Replay ID: 38433
●	Webcast: please click here

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) owns a portfolio of healthcare businesses, including ImprimisRx, the nation’s leading ophthalmology outsourcing facility and pharmaceutical compounding business. The company holds large equity positions in Eton Pharmaceuticals, Surface Ophthalmics, and Melt Pharmaceuticals. Harrow also owns Mayfield Pharmaceuticals, Stowe Pharmaceuticals, and Visionology, all companies founded as subsidiaries of Harrow Health. The Company also owns royalty rights in certain drug candidates being developed by Surface, Melt, and Mayfield. Harrow intends to create, invest in and grow paradigm shifting healthcare businesses that put patients first. For more information about Harrow Health, please visit the Investor Relations section of the corporate website by clicking here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

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Investor Contact:

ir@harrowinc.com

Source: Harrow Health, Inc.